UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2020
(December 21, 2020)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Public Service Company of New Mexico
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-06986
IRS Employer Identification No. - 85-0019030

____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

$150.0 Million Term Loan

On December 21, 2020, PNM Resources, Inc. (“PNMR”) entered into a new $150.0 million term loan agreement (the “$150.0 Million Term Loan”), between PNMR and U.S. Bank National Association (“U.S. Bank”), as sole lender. The $150.0 Million Term Loan is effective as of December 21, 2020 and has a maturity date of January 31, 2022. PNMR expects to use the proceeds of the $150.0 Million Term Loan for general corporate purposes, including the repayment of indebtedness.

PNMR must pay interest on its borrowing under the $150.0 Million Term Loan from time to time following funding and must repay all amounts on or before the maturity date.

The $150.0 Million Term Loan includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to 70%. The $150.0 Million Term Loan also includes customary events of default, a cross default provision, and a change of control provision. If an event of default occurs, U.S. Bank may declare the obligations outstanding under the $150.0 Million Term Loan to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The above description of the $150.0 Million Term Loan is not complete and is qualified in its entirety by reference to the entire $150.0 Million Term Loan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. U.S. Bank performs normal banking (including as a lender under other facilities) and investment banking and advisory services from time to time for PNMR and its affiliates, for which it receives customary fees and expenses.

$300.0 Million Term Loan

On December 22, 2020, PNMR entered into a new $300.0 million delayed-draw term loan agreement (the “$300.0 Million Term Loan”), among PNMR, the lenders party thereto (the “Lenders”) and MUFG Bank, Ltd. (“MUFG”), as administrative agent. The $300.0 Million Term Loan is effective as of December 22, 2020 and has a maturity date of January 31, 2022. PNMR expects to use the proceeds of the $300.0 Million Term Loan for general corporate purposes, including refinancing existing indebtedness.

PNMR must pay interest on its borrowing under the $300.0 Million Term Loan from time to time following funding and must repay all amounts on or before the maturity date.

The $300.0 Million Term Loan includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to 70%. The $300.0 Million Term Loan also includes customary events of default, a cross default provision, and a change of control provision. If an event of default occurs, MUFG may declare the obligations outstanding under the $300.0 Million Term Loan to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The above description of the $300.0 Million Term Loan is not complete and is qualified in its entirety by reference to the entire $300.0 Million Term Loan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. MUFG and the Lenders perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for PNMR and its affiliates, for which each receives customary fees and expenses.

Termination of MUFG Merger Backstop Term Loan

On December 18, 2020, the $50.0 million 364-day delayed-draw term loan credit facility (the “MUFG Merger Backstop Term Loan”), among PNMR, the lenders party thereto, and MUFG Bank, Ltd., as administrative agent, terminated in accordance with its terms because PNMR did not make any draws on the MUFG Merger Backstop Term Loan prior to December 18, 2020.

Repayment of PNMR 2018 Term Loan

On December 21, 2020, the $50.0 million term loan agreement, between PNMR and Bank of America, N.A., as sole lender, was repaid and terminated in accordance with its terms.

Repayment of PNM 2020 Term Loan

On December 21, 2020, Public Service Company of New Mexico (“PNM”), a wholly-owned subsidiary of PNMR, repaid without penalty its existing $150.0 million April 15, 2020 term loan agreement (the “PNM 2020 Term Loan”), among PNM, the lenders party thereto, and U.S. Bank, as administrative agent.

Item 1.02.    Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number     Description

10.1        Term Loan Agreement, dated as of December 21, 2020, between PNM Resources, Inc. and U.S. Bank National Association, as sole lender.

10.2        Term Loan Agreement, dated as of December 22, 2020, among PNM Resources, Inc., the lenders party thereto, and MUFG Bank, Ltd., as administrative agent.

104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 22, 2020	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)